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EXHIBIT 5.4

June 6, 2012

TO:	UNITED STATES SECURITIES AND EXCHANGE COMMISSION
RE:	CENOVUS ENERGY INC. REGISTRATION STATEMENT ON FORM F-10

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Cenovus Energy Inc.'s oil and gas reserves and contingent resources as at December 31, 2011, and the information derived from our reports, in the Registration Statement on Form F-10 of Cenovus Energy Inc.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P.A. WELCH P.A. Welch, P. Eng. President & Managing Director
Calgary, Alberta

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  EXHIBIT 5.4